Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239144

PROSPECTUS

$50,000,000
Common Stock
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We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”), dated as of June 12, 2020, with B. Riley FBR, Inc. (“B. Riley FBR”) and Raymond James & Associates, Inc. (“Raymond James” and together with B. Riley FBR, the “Sales Agents”), relating to the sale of shares of our common stock offered by this prospectus. In accordance with the terms of the Sales Agreement, under this prospectus we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $50,000,000 from time to time through or to the Sales Agents, acting as our agents or principals.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CDXC.” On June 10, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $4.52 per share.

Sales of our common stock, if any, under this prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agents will act as our sales agents, using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms set forth in the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agents for sales of common stock sold pursuant to the Sales Agreement is equal to up to 3.0% of the gross proceeds of the sales price per share. In connection with the sale of the common stock on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.
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Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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B. Riley FBR	Raymond James

The date of this prospectus is  June 26, 2020.

ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Incorporation of Certain Information by Reference” in this prospectus and the information in any free writing prospectus that we may authorize for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the common stock we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agents are not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information included in any free writing prospectus that we may authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Unless the context requires otherwise, references in this prospectus to “ChromaDex,” “the Company,” “we,” “us” and “our” refer to ChromaDex Corporation.

Company Overview

ChromaDex is a science-based integrated nutraceutical company devoted to improving the way people age. ChromaDex scientists partner with leading universities and research institutions worldwide to discover, develop and create solutions to deliver the full potential of nicotinamide adenine dinucleotide (“NAD”) and its impact on human health.

NAD is an essential coenzyme and a key regulator of cellular metabolism. Best known for its role in cellular energy production, NAD is now thought to play an important role in healthy aging. Many cellular functions related to health and healthy aging are sensitive to levels of locally available NAD and this represents an active area of research in the field of NAD.

NAD levels are not constant, and in humans, NAD levels have been shown to decline by more than 50% from young adulthood to middle age. NAD continues to decline as humans grow older. There are other causes of reduced NAD levels such as over-nutrition, alcohol consumption and a number of disease states. NAD may also be increased, including through calorie restriction and exercise. Healthy aging, mitochondria and NAD continue to be areas of focus in the research community. As of 2019, there were over 250 published human clinical studies on NAD. The areas of study include Alzheimer’s disease, Parkinson’s disease, neuropathy and heart failure.

In 2013, ChromaDex commercialized NIAGEN® nicotinamide riboside (“NR”), a novel form of vitamin B3. Data from numerous animal studies, and confirmed in human clinical trials, show that NR is a highly efficient NAD precursor that significantly raises NAD levels. NIAGEN® is safe for human consumption. NIAGEN® has twice been successfully reviewed under FDA’s new dietary ingredient notification program, has been successfully notified to the FDA as generally recognized as safe, and has been approved by Health Canada, the European Commission and the Therapeutic Goods Administration of Australia. Animal studies of NIAGEN® have demonstrated a variety of outcomes ranging from increased NAD levels, increased cellular metabolism and energy production to improvements in insulin sensitivity. NIAGEN® is the trade name for our proprietary ingredient NR, and is protected by patents to which we are the exclusive licensee.

ChromaDex is the world leader in the emerging NAD space. ChromaDex has approximately 195 partnerships with leading universities and research institutions around the world including the National Institutes of Health, Cornell, Dartmouth, Harvard, Massachusetts Institute of Technology, University of Cambridge and the Mayo Clinic. Other relationships are currently being developed.

Our scientific advisory board is led by Chairman Dr. Roger Kornberg, Nobel Laureate Stanford Professor, Dr. Charles Brenner, one of the world’s recognized experts in NAD and inventor of nicotinamide riboside, Dr. Rudi Tanzi, the co-chair of the department of neurology at Harvard Medical School and one of the world’s leading experts in food and nutrition, Sir John Walker, Nobel Laureate and Emeritus Director, MRC Mitochondrial Biology Unit in the University of Cambridge, England, Dr. Bruce German, Chairman of food, nutrition and health at the University of California, Davis, and Dr. Brunie Felding, Associate Professor, Department of Molecular Medicine at Scripps Research Institute, California Campus.

Corporate Information

 On May 21, 2008, Cody Resources, Inc., a Nevada corporation and a public company, (“Cody”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Cody, CDI Acquisition, Inc., a California corporation and wholly-owned subsidiary of Cody, and ChromaDex, Inc. Subsequent to the signing of the Merger Agreement, Cody merged with and into a Delaware corporation. On June 20, 2008, Cody amended its certificate of incorporation to change its name to ChromaDex Corporation. Our principal executive offices are located at 10900 Wilshire Blvd., Suite 600, Los Angeles, California 90024. Our telephone number at that address is (310) 388-6706. Our website address is www.chromadex.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

The Offering
Common stock offered by us
In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock from time to time through or to B. Riley FBR and Raymond James having an aggregate offering price of up to $50,000,000 pursuant to this prospectus.

Plan of Distribution	“At the market offering” that may be made from time to time through or to B. Riley FBR and Raymond James as our sales agents or principals. See “Plan of Distribution” on page 8.
Use of Proceeds
We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including but not limited to, capital expenditures and general and administrative expenses. See “Use of Proceeds” on page 6 of this prospectus.

Risk Factors
Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, before deciding whether to invest in our common stock.

Nasdaq Capital Market Listing	Our common stock is listed on The Nasdaq Capital Market under the symbol “CDXC.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 10, 2020 and as amended on May 18, 2020, or Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 18, 2020, which are incorporated in this prospectus by reference in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Additional Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

The offering prices per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 11,061,947 shares of our common stock are sold at a price of $4.52 per share pursuant to this prospectus, which was the last reported sale price of our common stock on The Nasdaq Capital Market on June 10, 2020, for aggregate gross proceeds of approximately $50.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $3.62 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2020 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investor in this offering.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters such as our business, business strategy, products and services we may offer in the future, the outcome and impact of litigation, the timing and results of future regulatory filings, our ability to collect from major customers, our sales and marketing strategy and capital outlook, our estimates regarding our capital requirements, future expenses and need for additional financing, our use of the net proceeds from any offering and other statements that are not historical. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including but not limited to, for capital expenditure and general and administrative expenses.

The amounts and timing of our use of the net proceeds from this offering, if any, will depend on a number of factors, such as the timing and progress of any partnering efforts, any strategic transactions in which we may engage, and the competitive environment for our product. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the price per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of March 31, 2020 was approximately $15.3 million, or $0.26 per share.

After giving effect to the sale of our common stock during the remaining term of the Sales Agreement in the aggregate amount of $50.0 million at an assumed offering price of $4.52 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on June 10, 2020 and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of March 31, 2020 would have been $63.5 million, or $0.90 per share of common stock. This represents an immediate increase in the net tangible book value of $0.64 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.62 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$4.52
Net tangible book value per share as of March 31, 2020	$0.26
Increase in net tangible book value per share attributable to this offering	$0.64
As adjusted net tangible book value per share as of March 31, 2020, after giving effect to this offering		$0.90
Dilution per share to new investors purchasing shares in this offering		$3.62

The table above assumes for illustrative purposes that an aggregate of 11,061,947 shares of our common stock are sold during the term of the Sales Agreement at a price of $4.52 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on June 10, 2020, for aggregate gross proceeds of $50.0 million. The shares subject to the Sales Agreement are being sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, to $5.02 per share, assuming all of our common stock in the aggregate amount of $50.0 million during the remaining term of the Sales Agreement is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.91 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $4.11 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, to $4.02 per share, assuming all of our common stock in the aggregate amount of $50.0 million during the term of the Sales Agreement is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.88 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $3.14 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 59,787,897 shares of our common stock issued and outstanding as of March 31, 2020, and exclude the following, all as of March 31, 2020:

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12,194,125 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $3.86 per share; and

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up to an aggregate of approximately 1,205,698 shares of common stock reserved for future issuance under our 2017 Equity Incentive Plan, as amended.

To the extent that options outstanding as of March 31, 2020 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, including for potential acquisition or in-licensing opportunities, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with B. Riley FBR and Raymond James, under which we may issue and sell shares of our common stock from time to time up to an aggregate sales price of $50,000,000 through or to the Sales Agents as agents or principals. The Sales Agreement is filed as Exhibit 1.2 to our registration statement on Form S-3 of which this prospectus forms a part, and is incorporated by reference in this prospectus. Sales of our common stock, if any, under this prospectus will be made by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell common stock under the Sales Agreement, we will notify a Sales Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed such Sales Agent, unless the Sales Agent declines to accept the terms of such notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.

The settlement between us and the Sales Agents is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agents a commission equal to up to 3.0% of the gross proceeds we receive from the sales of our common stock. In addition, we have agreed to reimburse the Sales Agents for their reasonable and documented out-of-pocket expenses, including fees and disbursements of their counsel, in an amount not to exceed $50,000 initially, plus an additional amount of up to $7,500 per annum thereafter. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $250,000.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus, or (ii) termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M under the Exchange Act, the Sales Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

The Sales Agents and their affiliates have provided, and may in the future provide, various investment banking and other financial services for us. They have received, or may in the future receive, customary fees and commissions for these transactions.

LEGAL MATTERS

Cooley LLP, San Diego, California, has passed upon the validity of the common stock offered by this prospectus. The Sales Agents are being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

 The financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part have been so incorporated by reference in reliance upon the reports of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with information that is different from that contained in this prospectus, any applicable prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC's website at www.sec.gov. You may obtain a copy of these filings at no cost by writing us at the following address: ChromaDex Corporation, 10900 Wilshire Blvd., Suite 600, Los Angeles, California 90024, Attention: Corporate Secretary. We also maintain a website at www.chromadex.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. In accordance with Rule 412 of the Securities Act, any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below:

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 10, 2020, as amended on May 18, 2020;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 21, 2020;

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our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 18, 2020;

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our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 10, 2020, April 29, 2020, and May 7, 2020; and

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the description of our Common Stock in our registration statement on Form 8-A filed with the SEC on April 21, 2016, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus.

You may request a copy of these filings at no cost, by contacting us at the following address or telephone number:

ChromaDex Corporation
10900 Wilshire Blvd., Suite 600
Los Angeles, California 90024
Attention: Corporate Secretary
(310) 388-6706

$50,000,000

Common Stock

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PROSPECTUS

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B. Riley FBR	Raymond James

June 26, 2020